  Exhibit 99.1

Issuer Direct Reports Second Quarter 2020 Results

Platform and Technology Revenue Increased 24% to $3.3 million, 68% of Total Revenue; Year-over-Year EBITDA margins more than doubled to 28% or $1.4 Million

RALEIGH, NC / ACCESSWIRE / July 30, 2020 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended June 30, 2020.

Brian Balbirnie, CEO of Issuer Direct, commented, "The second quarter was a record quarter for us in terms of top-line revenue, operating income, EBITDA and cash flow from operations, as we benefited from our virtual product line-up and continued newswire expansion.”

Mr. Balbirnie continued, “Looking at our growth drivers, they were threefold. First, ACCESSWIRE continues to be a steady contributor to our top line results, growing 19% year-over-year. This is a product offering we believe can continue its strong growth in both customer counts and revenue for years to come. Secondly, despite the current environment caused by the COVID-19 pandemic, the rest of our business performed well and exceeded our expectations in many ways. We believe this is a good indicator for us as we move to the back half of the year. Finally, in terms of new offerings, we delivered on our product pivot with a virtual focus, which supported our revenue growth, increased our profitability and also drove our overall platform branding and marketplace awareness.”

Mr. Balbirnie concluded, “It is encouraging to see the growth in revenue and EBITDA margins in the quarter. We remain committed to continue the innovation of our products, the search for acquisition targets in the communications industry and the drive to increase market awareness through our sales and marketing teams.”

Second Quarter 2020 Highlights:
●
Revenue - Total revenue was $4,884,000, an 18% increase from $4,138,000 in Q2 2019 and a 22% increase from $4,016,000 in Q1 2020. Platform and Technology revenue increased 24% from Q2 2019 and 23% from Q1 2020. The increase in Platform and Technology revenue was due to an increase in webcasting revenue as a result of our new virtual products, increased revenue from our newswire business and additional subscriptions of Platform id. Platform & Technology revenue increased to 68% of total revenue for Q2 2020, compared to 64% for Q2 2019. Services revenue increased 7% from Q2 2019 and 19% from Q1 2020.
●
Gross Margin - Gross margin for Q2 2020 was $3,522,000, or 72% of revenue, compared to $2,888,000, or 70% of revenue, during Q2 2019 and $2,763,000, or 69%, in Q1 2020. Platform and Technology gross margin was 78%, compared to 73% in Q2 2019 and 74% in Q1 2020. The increase in gross margin is primarily related to the increase in revenue from our virtual products.
●
Operating Income - Operating income was $1,001,000 for Q2 2020, as compared to $130,000 during Q2 2019. The increase in operating income is due to the increase in gross margin as well as a decrease in operating expenses. General and Administrative Expenses decreased $125,000, or 9%, primarily due to a decrease in bad debt expense due to a large reserve in Q2 2019. Product development expense decreased $178,000, or 52% from Q2 2019 due to a decrease in headcount.
●
Net Income - Net income was $772,000, or $0.21 per diluted share, during Q2 2020, compared to $212,000, or $0.05 per diluted share, during Q2 2019.
●
Operating Cash Flows - Cash flows from operations for Q2 2020 were $1,477,000 compared to $259,000 in Q2 2019 and $602,000 in Q1 2020.
●
Non-GAAP Measures – Q2 2020 EBITDA was $1,354,000, or 28% of revenue, compared to $550,000, or 13% of revenue, during Q2 2019. Non-GAAP net income for Q2 2020 was $974,000, or $0.26 per diluted share, compared to $477,000, or $0.12 per diluted share, during Q2 2019.
●
Stock Repurchase Plan – During the quarter, the Company repurchased an additional 62,198 of its shares at a total aggregate value of $580,000, under the Company’s $2,000,000 share repurchase program originally announced on August 7, 2019 and increased on March 16, 2020. As of June 30, 2020, we have purchased a total of 160,068 shares under the stock repurchase plan.

First Half 2020 Highlights:
●
Revenue - Total revenue was $8,900,000, a 7% increase from $8,317,000 during the first half of 2019. The increase in Platform and Technology revenue was due to an increase in webcasting revenue as a result of our new virtual products, increased revenue from our newswire business and additional subscriptions of Platform id. Platform & Technology revenue increased to 67% of total revenue for the first half of 2020, compared to 64% for the first half of 2019. Services revenue decreased 3% from the first half of 2019.
●
Gross Margin - Gross margin for the first half of 2020 was $6,285,000, or 71% of revenue, compared to $5,765,000, or 69% of revenue, during the first half of 2019. Platform and Technology gross margin was 76%, compared to 74% during the first half of 2019. The increase in gross margin is primarily related to the increase in revenue from our virtual products.
●
Operating Income - Operating income was $1,249,000 for the first half of 2020, as compared to $277,000 during the first half of 2019. The increase in operating income is due to the increase in gross margin as well a decrease in operating expenses as noted for Q2 2020.
●
Net Income - Net income was $998,000, or $0.26 per diluted share, during the first half of 2020, compared to $417,000, or $0.11 per diluted share, during the first half of 2019.
●
Operating Cash Flows - Cash flows from operations for the first half of 2020 were $2,079,000 compared to $795,000 during the first half of 2019.
●
Non-GAAP Measures – EBITDA for the first half of 2020 was $1,976,000, or 22% of revenue, compared to $1,108,000, or 13% of revenue, during the first half of 2019. Non-GAAP net income for the first half of 2020 was $1,372,000, or $0.36 per diluted share, compared to $995,000, or $0.26 per diluted share, during the first half of 2019.

Key Performance Indicators:
●
During the quarter, the Company worked with 1,477 publicly traded customers, compared to 1,440 during the same period last year.
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During the quarter, the Company worked with 1,390 privately held customers compared to 997 during the same period last year.
●
During the quarter we signed 35 new Platform id. subscriptions to new or existing customers with a total annual contract value of $225,000.
●
Total Platform id. subscriptions as of June 30, 2020 were 295, with an annual contract value of $2,228,000, compared to 273 subscriptions with an annual contract value of $2,098,000 as of March 31, 2020.

Non-GAAP Information
Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. TheNon-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)
	Three Months ended June 30,
	2020	2019
	Amount	Amount

Net income:	$772	$212
Adjustments:
Depreciation and amortization	353	419
Interest expense (income)	(1)	(114)
Income tax expense	230	33
EBITDA:	$1,354	$550

	Six Months ended June 30,
	2020	2019
	Amount	Amount

Net income:	$998	$417
Adjustments:
Depreciation and amortization	727	831
Interest expense (income)	(59)	(186)
Income tax expense	310	46
EBITDA:	$1,976	$1,108

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended June 30,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$772	$0.20	$212	$0.05
Adjustments:
Amortization of intangible assets (1)	172	0.05	191	0.05
Stock-based compensation (2)	84	0.02	131	0.03
Tax impact of adjustments (4)	(54)	(0.01)	(68)	(0.02)
Impact of discrete items impacting income tax expense (5)	—	—	11	0.01
Non-GAAP net income:	$974	$0.26	$477	$0.12

	Six Months ended June 30,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$998	$0.27	$417	$0.11
Adjustments:
Amortization of intangible assets (1)	344	0.09	382	0.10
Stock-based compensation (2)	129	0.03	268	0.07
Integration and acquisition costs (3)	—	—	112	0.03
Tax impact of adjustments (4)	(99)	(0.03)	(160)	(0.04)
Impact of discrete items impacting income tax expense (5)	—	—	(24)	(0.01)
Non-GAAP net income:	$1,372	$0.36	$995	$0.26

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is highly variable based on the stock price and not tied directly to the operations of the business.
3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of VisualWebcaster Platform.
4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)
The adjustments eliminate discrete items impacting income tax expense. For the periods ended June 30, 2019, the discrete items relate to either the excess or shortfall stock-based compensation benefit recognized in income tax expense during the period.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: July 30, 2020
Time: 4:30 PM ET
Participant: 877-407-8133 | 201-689-8040

Live Webcast: https://www.webcaster4.com/Webcast/Page/842/36011

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on August 13, 2020.

Toll-free: 877.481.4010
International: 919.882.2331
Reference ID: 36011

Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation
Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended June 30, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:
Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com
Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com
Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$17,097	$15,766
Accounts receivable (net of allowance for doubtful accounts of $601 and $700, respectively)	2,599	2,051
Income tax receivable	—	48
Other current assets	273	141
Total current assets	19,969	18,006
Capitalized software (net of accumulated amortization of $2,472 and $2,153, respectively)	815	1,134
Fixed assets (net of accumulated amortization of $245 and $181, respectively)	839	899
Right-of-use asset – leases	1,979	2,127
Deferred tax asset	292	256
Other long-term assets	64	77
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,281 and $4,937, respectively)	3,171	3,515
Total assets	$33,505	$32,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$430	$266
Accrued expenses	1,385	1,151
Note payable – short-term (net of discount of $6 and $19, respectively)	314	301
Income taxes payable	614	310
Deferred revenue	2,015	1,812
Total current liabilities	4,758	3,840
Deferred income tax liability	130	141
Lease liabilities – long-term	2,138	2,309
Total liabilities	7,026	6,290
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,734,502 and 3,786,398 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.	4	4
Additional paid-in capital	21,619	22,275
Other accumulated comprehensive income (loss)	21	(16)
Retained earnings	4,835	3,837
Total stockholders' equity	26,479	26,100
Total liabilities and stockholders’ equity	$33,505	$32,390

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Revenues	$4,884	$4,138	$8,900	$8,317
Cost of revenues	1,362	1,250	2,615	2,552
Gross profit	3,522	2,888	6,285	5,765
Operating costs and expenses:
General and administrative	1,197	1,322	2,413	2,683
Sales and marketing expenses	950	875	1,846	1,695
Product development	165	343	359	680
Depreciation and amortization	209	218	418	430
Total operating costs and expenses	2,521	2,758	5,036	5,488
Operating income	1,001	130	1,249	277
Interest income (expense), net	1	115	59	186)
Income before income taxes	1,002	245	1,308	463
Income tax expense	230	33	310	46
Net income	$772	$212	$998	$417
Income per share – basic	$0.21	$0.05	$0.27	$0.11
Income per share – fully diluted	$0.21	$0.05	$0.26	$0.11
Weighted average number of common shares outstanding – basic	3,736	3,857	3,762	3,854
Weighted average number of common shares outstanding – fully diluted	3,761	3,873	3,789	3,871

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2020	2019
Cash flows from operating activities:
Net income	$998	$417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	727	831
Bad debt expense	182	555
Deferred income taxes	(51)	6
Non-cash interest expense	13	13
Stock-based compensation expense	129	268
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(730)	(1,384)
Decrease (increase) in other assets	77	(266)
Increase (decrease) in accounts payable	164	67
Increase (decrease) in accrued expenses and other liabilities	367	(87)
Increase (decrease) in deferred revenue	203	375
Net cash provided by operating activities	2,079	795

Cash flows from investing activities:
Purchase of VisualWebcaster Platform	—	(2,788)
Capitalized software	—	(20)
Purchase of fixed assets	(4)	(6)
Net cash used in investing activities	(4)	(2,814)

Cash flows from financing activities:
Payment for stock repurchase and retirement	(785)	—
Net cash used in financing activities	(785)	—

Net change in cash	1,290	(2,019)
Cash – beginning	15,766	17,222
Currency translation adjustment	41	(7)
Cash – ending	$17,097	$15,196

Supplemental disclosures:
Cash paid for income taxes	$12	$128
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$—	$260